Exhibit 23.4

                 Consent of Feldman Sherb Ehrlich & Co., P.C.
                  Predecessor Independent Auditors to Lancit

               We consent to the reference to our firm under the caption "Experts" and to use of our reports, each dated August 28, 1996, relating to the consolidated financial statements and schedule of Lancit Media Entertainment, Ltd., in the Registration Statement on Form S-4 or RCN Corporation to be filed on or about May 8, 1998.


                                     /s/ Feldman Sherb Ehrlich & Co., P.C.

                                         FELDMAN SHERB EHRLICH & CO., P.C.
                                         Certified Public Accountants
                                         (Formerly Feldman Radin & Co., P.C.)

New York, New York
May 8, 1998